EXHIBIT 4.1
                                 PROMISSARY NOTE

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  Principal    Loan Date    Maturity    Loan No.   Call   Collateral   Account   Officer  Initials
-----------------------------------------------------------------------------------------------------
 $509,000.00   06-01-97     06-01-2000                        20                   310
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 References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
-----------------------------------------------------------------------------------------------------

Borrower:  New Horizons Computer Learning Center                Lender:  Marine National Bank
           of Santa Ana, Inc.                                             Newport Beach Office
           ATTN: Cheryl Brink, 1231 E. Dyer Road, Suite 140               500 Newport Center Drive
           Santa Ana, CA 92705                                            Newport Beach, CA 92660

 =====================================================================================================

Principal Amount:  $509,000.00        Interest Rate: 9.500%          Date of Note: June 1, 1997

PROMISE TO PAY. NEW HORIZONS COMPUTER LEARNING CENTER OF SANTA ANA, INC. ("Borrower") promises to pay to MARINE NATIONAL BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Hundred Nine Thousand & 00/100 Dollars ($509,000.00), together with interest at the rate of 9.500% per annum on the unpaid outstanding principal balance from June 1, 1997, until paid in full.

PAYMENT. Borrower will pay this loan on demand, or if no demand is made, in 35 payments of $16,337.86 each payment and an irregular last payment estimated at $16,337.69. Borrower's first payment is due July 1, 1997, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on June 1, 2000, and will be for all principle and all accrued Interest not yet paid. Payments include principle and interest. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments..

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $5.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender.

(c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred). If Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to 5.000 percentage points. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of ORANGE County, the State of California. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of California.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by A COMMERICAL SECURITY AGREEMENT DATED JUNE 1, 1997, EXECUTED BY BORROWER OR PLEDGOR IN CONNECTION WITH THIS NOTE.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extend allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.


==============================================================================
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

NEW HORIZONS COMPUTER LEARNING CENTER OF METROPOLITAN NEW YORK, INC.

By: _______________________________________________
      ROBERT S. MCMILLAN, CHIEF FINANCIAL OFFICER

                               COMMERCIAL GUARANTY
---------------------------------------------------------------------------------------------------------
  Principal    Loan Date     Maturity    Loan No.   Call    Collateral    Account    Officer   Initials
  $509,000     06-01-97      06-01-00                           20                     310
---------------------------------------------------------------------------------------------------------
  References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
---------------------------------------------------------------------------------------------------------

 Borrower:   NEW HORIZONS COMPUTER LEARNING               Lender:    MARINE NATIONAL BANK
             CENTER OF SANTA ANA, INC.                               NEWPORT BEACH OFFICE
             ATTN: CHERYL BRINK                                      500 NEWPORT CENTER DRIVE
             1231 EAST DYER ROAD, SUITE 140                          NEWPORT BEACH, CA 92660
             SANTA ANA, CA 92705

Guarantor:   NEW HORIZONS WORLDWIDE, INC.
             500 CAMPUS DRIVE
             MORGANVILLE, NJ 07751

===========================================================================================================

AMOUNT OF GUARANTY. The principal amount of this Guaranty is Five Hundred Nine Thousand & 00/100 Dollars ($509,000.00).

GUARANTY. For good and valuable consideration, NEW HORIZONS WORLDWIDE, INC. ("Guarantor") absolutely and unconditionally guarantees and promises to pay to MARINE NATIONAL BANK (" Lender") or Its order, on demand, in legal tender of the United States of America, the Indebtedness (as that term is defined below) of NEW HORIZONS COMPUTER LEARNING CENTER OF SANTA ANA, INC. ("Borrower") to Lender on the terms and conditions set forth in this Guaranty.

DEFINITIONS. The following words shall have the following meanings when used in this Guaranty:

     Borrower. The word Borrower means NEW HORIZONS COMPUTER LEARNING CENTER OF
         SANTA ANA, INC.

     Guarantor. The word Guarantor means NEW HORIZONS WORLDWIDE, INC.

     Guaranty. The word "Guaranty" means this Guaranty made by Guarantor for the benefit of Lender dated JUNE 1, 1997.

INDEBTEDNESS. The word "Indebtedness" means the Note, including (a) all principal, (b) all interest, (c) all late charges, (d) all loan fees and loan charges, and (e) all collection costs and expenses relating to the Note or to any collateral for the Note. Collection costs and expenses include without limitation all of Lender's attorney's fees and Lender's legal expenses, whether or not suit is instituted, and attorney's fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.

LENDER. The word "Lender" means MARINE NATIONAL BANK, its successors and assigns.

NOTE. The word "Note" means the promissory note or credit agreement dated June 1, 1997, in the original principal amount of $509,00000 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

MAXIMUM LIABILITY. The maximum liability of Guarantor under this Guaranty shall not exceed at any one time the sum of the principal amount of $509,000.00, plus all interest thereon, plus all of Lender's costs, expenses, and attorney's fees Incurred in connection with or relating to (a) the collection of the indebtedness, (b) the collection and sale of any collateral for the Indebtedness or this Guaranty, or (c) the enforcement of this Guaranty. Attorney's fees include, without limitation, attorney's fees whether or not there is a lawsuit, and if there is a lawsuit, any fees and costs for trial and appeals.

The above limitation on liability is not a restriction on the amount of the Indebtedness of Borrower to Lender either in the aggregate or at any one time. If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, the rights of Lender under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties The liability of Guarantor will be the aggregate liability of Guarantor under the terms of this Guaranty and any such other unterminated guaranties.

NATURE OF GUARANTY. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Indebtedness within the limits set forth in the preceding section of this Guaranty.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all indebtedness shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation received by Lender from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty.

GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time: (a) to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, Including Increases and decreases of the rate of Interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term; (c) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (d) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (e) to apply such security and direct the order or manner of sale thereof, Including without Imitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (f) to sell, transfer, assign, or grant participations in all or any part of the Indebtedness; and (g) to assign or transfer this Guaranty in whole or in part.

GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty;
(b) this Guaranty is executed at Borrower's request and not at the request of Lender; (c) Guarantor has full power, right and authority to enter into this Guaranty; (d) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (e) Guarantor has not and will not, without the prior written consent of Lender, liquidate, or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein; (f) upon Lender's request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present the financial condition of Guarantor as of the dates the financial information is provided; (g) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor's financial condition; (h) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened; (i) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and j) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any Information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender to (a) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (b) proceed against any person, including Borrower, before proceeding against Guarantor; (c) proceed against any collateral for the Indebtedness, including Borrower's collateral, before proceeding against Guarantor; (d) apply any payments or proceeds received against the Indebtedness in any order; (e) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (f) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (g) pursue any remedy or course of action in Lender's power whatsoever. Guarantor also waives any and all rights or defenses arising by reason of (h) any disability or other defense of Borrower, any other guarantor or surety or any other person; (i) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (j) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (k) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (I) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (m) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on Indebtedness incurred prior to such revocation. Until all Indebtedness is paid in full, Guarantor waives all rights and any defenses Guarantor may have arising out of an election of remedies by Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower or any other guarantor or surety by operation of Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure or otherwise. This waiver includes, without limitation, any loss of rights Guarantor may suffer by reason of any rights or protections of Borrower in connection with any anti-deficiency laws or other laws limiting or discharging the Indebtedness or Borrower's obligations (including, without limitation, Sections 726, 580a, 580b, and 580d of the California Code of Civil Procedure). Guarantor waives all rights and protections of any kind which Guarantor may have for any reason, which would affect or limit the amount of any recovery by Lender from Guarantor following a nonjudicial sale or judicial foreclosure of any real or personal property security for the Indebtedness including, but not limited to, the right to any fair market value hearing pursuant to California Code of Civil Procedure Section 580a. Guarantor understands and agrees that the foregoing waivers are waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Until all Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Lender may have against Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

If now or hereafter (a) Borrower shall be or become insolvent, and (b) the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever waives and relinquishes in favor of Lender and Borrower, and their respective successors, any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Guarantor be or become a "creditor of Borrower within the meaning of 11 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

GUARANTOR'S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

LENDER'S RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Lender by law, Lender shall have, with respect to Guarantor's obligations to Lender under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Guarantor's right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, excluding however all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

SUBORDINATION OF BORROWER'S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower to Lender. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender hereby is authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

INTEGRATION, AMENDMENT. Guarantor warrants, represents and agrees that this Guaranty, together with any exhibits or schedules incorporated herein, fully Incorporates the agreements and understandings of Guarantor with Lender with respect to the subject matter hereof and all prior negotiations, drafts, and other extrinsic communications between Guarantor and Lender shall have no evidentiary effect whatsoever. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor's attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor's intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender's attorneys' fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph. No alteration or amendment to this Guaranty shall be effective unless given in writing and signed by the parties sought to be charged or bound by the alteration or amendment.

APPLICABLE LAW. This Guaranty has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Guarantor agrees upon Lender's request to submit to the jurisdiction of the courts of ORANGE County, State of California. Lender and Guarantor hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Guarantor against the other. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

ATTORNEYS' FEES; EXPENSES. Guarantor agrees to pay upon demand all of Lender's costs and expenses, including attorney's fees and Lender's legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys fees and legal expenses whether or not there is a lawsuit, including attorney's fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

NOTICES. All notices required to be given under this Guaranty and all requests and other communications shall be in writing and shall be deemed to have been duly delivered if delivered either personally, by overnight delivery service or three days from the date of mailing by certified mail, return receipt requested, or on the date of first refusal of delivery, to the parties at their addresses set forth above or such other address as a party may designate in the manner provided herein for giving of notices. All revocation notices by Guarantor shall be in writing and shall be effective only upon delivery to Lender as provided above in the section titled "DURATION OF GUARANTY." If there is more than one Guarantor, notice to any Guarantor will constitute notice to all Guarantors. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address.

INTERPRETATION. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words "Borrower" and "Guarantor" respectively shall mean all and any one or more of them. The words "Guarantor," "Borrower," and "Lender" include the heirs, successors, assigns, and transferees of each of them. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable. If any one or more of Borrower or Guarantor are corporations or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

WAIVER. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED "DURATION OF GUARANTY." NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED JUNE 1, 1997.

GUARANTOR:

NEW HORIZONS WORLDWIDE, INC.

BY:
----------------------------------
     THOMAS J. BRESNAN, PRESIDENT

Signed, acknowledged and delivered in the presence of:

X
----------------------------------
   Witness

X
----------------------------------
   Witness

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